Exhibit 5.1

August 4, 2026 Almonty Industries Inc. 8 South Idaho Street, Suite A Dillon, Montana 59725 United States of America	Norton Rose Fulbright Canada llp 222 Bay Street, Suite 3000, P.O. Box 53 Toronto, Ontario M5K 1E7 Canada F: +1 416.216.3930 nortonrosefulbright.com

Re: Registration Statement of Almonty Industries Inc. on Form S-8

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Almonty Industries Inc. (the “Company”), a company existing under the federal laws of Canada, in connection with the registration under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-8 (the “Registration Statement”), filed on or about the date hereof with the United States Securities and Exchange Commission (the “SEC”), of up to an aggregate of 18,844,923 common shares in the capital of the Company, no par value (the “Plan Shares”), which are issuable by the Company with respect to the exercise of options and other awards that have been granted under the Company’s Fourth Amended and Restated Incentive Stock Option Plan amended and restated effective August 4, 2026 (the “Stock Option Plan”) and Amended and Restated Restricted Share Unit Plan amended and restated effective August 4, 2026 (the “RSU Plan”), and that have been granted or may be granted pursuant to the Company’s Omnibus Equity Incentive Plan effective April 30, 2025 (as may be amended from time to time, the “Omnibus Plan”, and together with the Stock Option Plan and the RSU Plan, the “Plans”), including 14,022,335 Shares that have been or may be issued to the selling shareholders described in the Registration Statement pursuant to and in accordance with the terms of options, deferred share units, performance share units, and/or restricted share units, as applicable, granted under the Plans as of the date hereof.

As counsel, we have made such investigations and examined the originals, or duplicate, certified, conformed, telecopied or photostatic copies of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion, including: (a) the Registration Statement and the Plans; (b) the certificate and articles of continuance of the Company; (c) certain resolutions of the Company’s board of directors; (d) certain resolutions of the Company’s shareholders; and (e) a Certificate of Compliance dated August 4, 2026 issued by Corporations Canada.

With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers of the Company and have not performed any independent check or verification of such factual matters.

In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Certificate of Compliance referred to above will continue to be accurate as at the date of issuance of any Plan Shares issued under the Registration Statement.

The opinion set forth below is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein, in each case in effect on the date hereof. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

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The opinion set forth below is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity; (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies; (iv) we express no opinion as to whether the Registration Statement contains full, true and plain disclosure of all material facts relating to the Plan or the Plan Shares issuable thereunder or any other matters for the purposes of the Securities Act (Ontario); and (v) where our opinion below refers to the Plan Shares as being “fully paid and non-assessable,” such opinion assumes that all required consideration (in whatever form) has been or will be paid or provided, and we express no opinion with respect to the adequacy of any consideration received.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that upon issuance and delivery of and payment for such Plan Shares in accordance with the terms and conditions of the Plan, such Plan Shares being issued by the Company will be outstanding as validly issued, fully paid and non-assessable common shares in the share capital of the Company.

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof, based on the laws and facts existing on the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Plan Shares.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC promulgated thereunder. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours truly,

/s/ Norton Rose Fulbright Canada LLP

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